As filed with the Securities and Exchange Commission on April 12, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in Its Charter)

Washington	91-1422237
(State other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 “A” Street, Tacoma, Washington 98402-4200 (253) 305-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MELANIE J. DRESSEL

President and Chief Executive Officer

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

STEPHEN M. KLEIN

CASEY M. NAULT

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

(206) 624-8300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed maximum offering price per Share (1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)
Common Stock, No Par Value per Share (4)
Preferred Stock, No Par Value per Share (5)
Warrants (6)
Total	$225,000,000	100%	$225,000,000	$16,043

(1)	In no event will the aggregate initial offering price of all securities issued exceed $225,000,000.
(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 (“Securities Act”).
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.
(4)	Subject to note (1) above, we are registering an indeterminate number of shares of common stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of preferred stock and upon the exercise of warrants.
(5)	Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us.
(6)	Subject to note (1) above, we are registering an indeterminate number of warrants as may be sold from time to time by us.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 12, 2010

PROSPECTUS

$225,000,000

COLUMBIA BANKING SYSTEM, INC

Common Stock

Preferred Stock

Warrants

We may offer and sell, from time to time in one or more offerings and in amounts, at prices and on terms that will be determined at the time of any such offering, shares of our common stock, no par value per share, shares of our preferred stock, no par value per share, or stock purchase warrants having a maximum aggregate offering price of $225,000,000.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page B-5. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “COLB.”

Investing in our securities involves a high degree of risk. See “Risk Factors ” on page B-1 of this prospectus, as well as in supplements to this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

B-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Columbia,” the “Company,” “we,” “us,” “our” or similar references mean Columbia Banking System, Inc., and references to the “Bank” mean Columbia State Bank, our wholly-owned banking subsidiary.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) incorporated into this prospectus by reference, before making an investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our quarterly and annual reports, and other documents we file with the SEC:

•

local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth at historical rates and maintain the quality of our earning assets;

•	the local housing/real estate market could continue to decline;

•

the risks presented by a continued economic recession, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;

•	the integration of our two recent FDIC-assisted acquisitions may present unforeseen challenges;

•	the efficiencies and enhanced financial and operating performance we expect to realize from investments in personnel, acquisitions and infrastructure could not be realized;

•	interest rate changes could significantly reduce net interest income and negatively affect funding sources;

•	projected business increases following strategic expansion or opening of new branches could be lower than expected;

•	changes in the scope and cost of FDIC insurance and other coverages, and changes in the U.S. Treasury’s Capital Purchase Program;

•	changes in accounting principles, policies, and guidelines applicable to bank holding companies and banking;

•	competition among financial institutions could increase significantly;

•	the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•	the reputation of the financial services industry could deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers;

•

the terms and costs of the numerous actions taken by the Federal Reserve, the U.S. Congress, the Treasury, the FDIC, the SEC and others in response to the liquidity and credit crisis, or the failure of these actions to help stabilize the financial markets, asset prices, market liquidity, or worsening of current financial market and economic conditions could materially and adversely affect our business, financial condition, results of operations, and the trading price of our common stock; and

•	our ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk and regulatory and compliance risk.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our prospectus supplement and in our reports filed with the SEC. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The risks described in our other SEC filings and our prospectus supplement should be considered when reading any forward-looking statements in this document.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superceded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Annual Report on Form 10-K for the year ended December 31, 2009, filed March 4, 2010 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2010 Annual Meeting of Shareholders, which was filed on March 22, 2010, incorporated by reference therein), except the Five-Year Stock Performance Graph and related discussion appearing in Part II, Item 5;

•

Current Reports on Form 8-K filed January 5, 2010, January 28, 2010 (reporting under Items 1.01, 2.01, 7.01 and 9.01), as amended by our Current Report on Form 8-K/A filed April 9, 2010, February 2, 2010 and February 4, 2010; and

•

The description of our common stock contained in our Current Report on Form 8-K filed June 29, 2009, for the purpose of updating the description of our common stock contained in the registration statement on Form 10 filed on June 8, 1992, and any amendment or reports filed for the purpose of updating that description.

Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document.

You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

Columbia Banking System, Inc.

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

Attention: Cathleen Dent, Corporate Secretary

In addition, we maintain a corporate website, www.columbiabank.com. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus or any prospectus supplement.

ABOUT COLUMBIA

Overview

Columbia Banking System, Inc., headquartered in Tacoma, Washington, is a regional bank holding company providing commercial banking services in Washington and Oregon, primarily along the Interstate 5 (North-South) corridor. We offer a wide range of banking products and services, including transaction and savings deposits, commercial, consumer and real estate loans, mortgage origination services, and retail brokerage services. We serve individuals, small to medium-sized businesses, community organizations and public entities.

As of March 31, 2010, our wholly-owned banking subsidiary, Columbia State Bank, had 85 banking offices located in Washington and Oregon. We serve the geographic markets of (i) the greater Puget Sound region including Tacoma, Seattle, Bellevue, the western Puget Sound area, and the Bellingham community in northwestern Washington, (ii) the greater Portland area, including the Columbia River Gorge market spanning both Washington and Oregon, (iii) southeastern Washington and eastern Oregon, (iv) central Oregon and (v) the northern coast of Oregon.

As of December 31, 2009, we had total assets of approximately $3.2 billion, total net loans receivable and loans held for sale of approximately $2.0 billion, total deposits of approximately $2.5 billion and approximately $528.1 million in shareholders’ equity.

Recent Acquisitions

In January 2010, we completed two FDIC-assisted acquisitions:

•

On January 22, 2010, we acquired all of the deposits and certain assets of Columbia River Bank, an Oregon state-chartered bank headquartered in The Dalles, Oregon, from the FDIC. In the transaction, we acquired tangible assets with an acquisition date fair value of approximately $701.0 million and assumed liabilities with an acquisition date fair value of $912.9 million, located in 21 branches in Washington and Oregon. The fair values of the assets acquired and liabilities assumed were determined based on the requirements of the Business Combinations topic of the Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”).

•

On January 29, 2010, we assumed all of the non-brokered deposits and acquired certain assets of American Marine Bank, a Washington state-chartered bank headquartered in Bainbridge Island, Washington, from the FDIC. Exclusive of fair value measurements required by the Business Combinations topic of the FASB ASC, we acquired assets of approximately $308 million and assumed deposits of approximately $253 million, located in 11 branches throughout the western Puget Sound region. As part of this acquisition, we received regulatory approval to exercise trust powers and intend to continue to operate the Trust and Wealth Management Division of American Marine Bank.

In each of the FDIC-assisted acquisitions, we participated in a competitive bid process, in which we offered a negative bid on net assets acquired ($43.9 million in the case of Columbia River Bank and $23.0 million in the case of American Marine Bank) and paid the FDIC a 1% deposit premium on non-brokered deposits. With respect to the American Marine Bank acquisition, we did not assume any brokered deposits of that institution. In each acquisition, the acquired loan portfolio is subject to loss share agreements with the FDIC.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include repaying indebtedness, redeeming outstanding Series A Preferred Stock, making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement. Until we use the proceeds for any purpose, we expect to invest them in interest bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby to one or more underwriters for public offering and sale by them and may also sell the securities directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have also reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions (i) at a fixed price; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Each prospectus supplement will indicate if an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and resell the securities at varying prices to be determined by the dealer; or if the underwriter has undertaken to sell the securities in a firm underwritten offering.

We will describe in the applicable prospectus supplement, the specific plan of distribution, any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933 (“Securities Act”), and to reimburse them for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with or perform services for us in the ordinary course of their business for which they receive compensation.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

We may offer (i) shares of common stock; (ii) shares of preferred stock; or (iii) warrants to purchase common stock and/or preferred stock, under this prospectus. Our authorized capital stock consists of:

•	63,032,681 shares of common stock, no par value per share; and

•	2,000,000 shares of preferred stock, no par value per share.

As of March 31, 2010, there were 28,242,420 shares of our common stock issued and outstanding and 102,821 shares of our common stock issuable upon exercise of outstanding stock options under our stock option plans and approximately 648,446 shares of our common stock reserved for future issuance under our stock option plans.

As of March 31, 2010, there were 76,898 shares of preferred stock outstanding, all of which have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

Description of Securities

The following section, together with the additional information we may include in any applicable prospectus supplement, describes the material features and rights of our common stock, preferred stock and warrants that we may offer. The summary does not purport to be exhaustive and is qualified, with respect to our capital stock, in its entirety by reference to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Washington law.

Common Stock

General

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends. The holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available therefor. Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over our common stock. Our ability to pay dividends basically depends on the amount of dividends paid to us by our subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

As described below, we have issued Series A Preferred Stock, which ranks senior to our common stock and prohibits payment of dividends on our common stock if we are in arrears on the payment of dividends on the Series A Preferred Stock. Further, without the prior consent of the U.S. Treasury, we may not pay dividends on our common stock in excess of $0.17 per share per quarter prior to the earlier of November 21, 2011 and the date on which we redeem (or the U.S. Treasury transfers to unaffiliated third parties) all of the Series A Preferred Stock.

Transfer Agent. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Antitakeover Effects of Certain Provisions in our Articles, Bylaws and Washington Law.

Some provisions of our Articles of Incorporation, our Bylaws, and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization. As described below, our Board of Directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of Columbia or make removal of management more difficult.

Articles of Incorporation Limitation on Business Combinations. Our Articles of Incorporation include certain provisions that could make more difficult the acquisition of Columbia by means of a tender offer, a proxy contest, merger or otherwise. These provisions include:(a) certain non-monetary factors that the Columbia Board of Directors may consider when evaluating a takeover offer, as described below, and (b) a requirement that any “Business Combination” (as defined in the Articles of Incorporation) be approved by the affirmative vote of no less than 66 2/3% of the total shares attributable to persons other than a “Control Person” (as defined in the Articles of Incorporation), unless certain conditions are met.

Columbia’s Articles of Incorporation allow the Columbia Board of Directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the Articles of Incorporation allow the Board of Directors, in determining what is in the best interests of Columbia and its shareholders, to consider all relevant factors, including, without limitation, the social and economic effects on its employees, customers, suppliers and other constituents of Columbia and its subsidiaries and on the communities in which Columbia and its subsidiaries operate or are located.

The requirement for “Super-Majority” approval of certain business transactions does not apply if the Columbia Board of Directors has approved the transaction or if certain other conditions concerning non discrimination among shareholders, receipt of fair value and the mailing of a proxy statement responsive to the requirements of the Exchange Act to Columbia’s public shareholders, are satisfied.

The matters described above may have the effect of lengthening the time required for a person to acquire control of Columbia through a tender offer, proxy contest, or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of Columbia. This could deprive Columbia’s shareholders of opportunities to realize a premium for their Columbia stock, even in circumstances where such action was favored by a majority of Columbia shareholders.

In addition to the provisions contained in Columbia’s Articles of Incorporation, Washington law also requires prior approval by a majority of the board of directors of a target company in certain acquisition transactions. Washington law prohibits corporations that have a class of voting stock registered under the Exchange Act, such as Columbia, from engaging in any “Significant Business Transaction” (defined to include mergers or consolidations, certain sales, termination of 5% or more of a corporation’s employees, sales of assets, liquidation or dissolution, and other specified transactions) for a period of five years after a person or group acquires 10% or more of a corporation’s outstanding voting stock, unless the acquisition is approved in advance by a majority vote of the board of directors, or, at or subsequent to the acquiring person or group’s acquisition of shares of the corporation, such Significant Business Transaction is approved by a majority vote of the target corporation’s board of directors and authorized by the affirmative vote of at least two-thirds of the corporation’s outstanding voting shares (except those beneficially owned or under voting control of the acquiring person).

Amendment of Articles of Incorporation and Bylaws. Under the Washington Business Corporation Act (“WBCA”), the Articles of Incorporation of Columbia, as a “public” company, may be amended upon the affirmative vote of the holders of a majority of Columbia’s outstanding voting stock. However, the provisions of Article 9 of Columbia’s Articles of Incorporation, relating to Business Combinations (as defined in the Articles of Incorporation), may not be amended or repealed without the affirmative vote of holders of not less than 66 2/3% of Columbia’s outstanding voting stock. The Columbia Board of Directors may make certain amendments, as listed in the WBCA, to the Articles of Incorporation without shareholder approval. The Columbia Board of Directors may, by a majority vote, amend or repeal Columbia’s Bylaws.

Preferred Stock

General

Under our Articles of Incorporation, our Board of Directors has the authority, without any further vote or action by our shareholders, to issue 2,000,000 shares of preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of the shares of any series so established, within the limitations set forth in the WBCA, relating to the powers, designations, rights, preferences, and restrictions thereof, including, but not limited to:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences; and

•	the number of shares constituting each such series.

The applicable prospectus supplement will describe the specific dividend, liquidation, redemption, voting and conversion rights relating to the particular series of the preferred stock it offers, including among other things dividend rates; dividend periods; whether dividends will be cumulative or noncumulative; the terms upon which we may, or must, redeem such preferred stock; rights upon liquidation, and voting rights.

Unless the applicable prospectus supplement specifies otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future, which means that holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities.

There are 76,898 shares of preferred stock issued and outstanding as of March 31, 2010, all of which are shares of Series A Preferred Stock issued to the U.S. Treasury on November 21, 2008 pursuant to the TARP Capital Purchase Program. The following is a summary of the material terms of the Series A Preferred Stock.

Series A Preferred Stock

Dividends Payable on Shares of Series A Preferred Stock. Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends (payable quarterly in arrears) at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock. From and after November 15, 2013, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock.

Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of us.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever may be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. Subject to specified exceptions, we and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods.

Redemption. The Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part (but at least 25%), subject to prior notice to the holders of record thereof. In any redemption, the redemption price is an amount equal to the per-share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption. Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

For purposes of the liquidation rights, neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all of our assets, nor the consolidation or merger by us with or into any other corporation or any other entity or by another corporation or any other entity with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights. Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, voting as a single class, will be entitled to elect the two additional members of our board of directors. The right to elect directors will end when all accrued and unpaid dividends for all past dividend periods have been paid in full.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•	any amendment or alteration of the Certificate of Designations for the Series A Preferred Stock or our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding-up of us;

•

any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series A Preferred Stock or our articles of incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of us with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities of the surviving entity or its ultimate parent, and (ii) such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Warrants

General

We may issue warrants for the purchase of common stock, preferred stock, or any combination thereof, in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of any particular series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights and, if applicable, the minimum and maximum amount of such warrants which may be exercised at any one time;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Warrant Issued to U.S. Treasury

In connection with the U.S. Treasury’s purchase of our Series A Preferred Stock, we issued to the Treasury a ten-year warrant initially exercisable for 796,046 shares of our common stock at an initial exercise price of $14.49 (the “Warrant”). The number of shares underlying the Warrant has subsequently been reduced by 50% as described immediately below.

Shares of Common Stock Subject to the Warrant. The Warrant was initially exercisable for 796,046 shares of our common stock. We completed a qualified equity offering on August 11, 2009 that resulted in our receipt of aggregate gross proceeds of $120 million, an amount in excess of the aggregate liquidation preference of the Series A Preferred Stock. Accordingly, the number of shares of common stock underlying the Warrant was reduced by 50%, to 398,023 shares. If we elect to repurchase our Series A Preferred Stock, we will also have the right to repurchase the Warrant at fair market value, according to procedures set forth under the terms of our Series A Preferred Stock. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant. The Warrant may be exercised at any time on or before November 21, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Rights as a Shareholder. The warrantholder will have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Repurchase. If we elect to repurchase our Series A Preferred Stock but do not elect to repurchase the Warrant, we will be required to issue a substitute warrant to the Treasury that the Treasury may exercise or transfer to a third party.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of November 21, 2011 and the date on which the initial selling securityholder no longer holds the Warrant or any portion of the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) without consideration or for less than 90% of the market price of the common stock on the last trading day prior to the date of the agreement on pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of November 21, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Columbia and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Graham & Dunn PC, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements incorporated in this Prospectus by reference from Columbia Banking System, Inc.’s Annual Report on Form 10-K, and the effectiveness of Columbia Banking System, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statement of assets acquired and liabilities assumed by Columbia State Bank (a wholly owned subsidiary of Columbia Banking System, Inc.), pursuant to the Purchase and Assumption Agreement, dated January 22, 2010, incorporated in this Prospectus by reference from Columbia Banking System, Inc.’s Current Report on Form 8-K/A (filed on April 9, 2010), has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission Registration Fee		$16,043
Fees and expenses of accountants	$	*
Fees and expenses of counsel	$	*
Stock exchange listing fees	$	*
Printing expenses	$	*
Transfer agent fees	$	*
Miscellaneous	$	*
Total		$16,043

*	Not presently known

Item 15.	Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the WBCA contain specific provisions relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (a) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (b) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is adjudged liable to the corporation or was adjudged liable on the basis that the personal benefit was improperly received, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

The Articles of Incorporation of Columbia provide, among other things, for the indemnification of directors, and authorize the board of directors to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current of former director in connection with any personal legal liability incurred by the individual while acting for Columbia within the scope of his employment, and which was not the result of conduct finally adjudged to be “egregious” conduct. “Egregious” conduct is defined in the Articles of Incorporation as intentional misconduct, a knowing violation of law, conduct violating the WBCA, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled. The Articles of Incorporation also include a provision that limits the liability of directors of Columbia from any personal liability to Columbia or its shareholders for monetary damages for conduct not finally adjudged to have been egregious.

Columbia has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements codify procedural mechanisms pursuant to which directors may enforce the indemnification rights that such directors are granted under Columbia’s Articles of Incorporation and the WBCA.

Item 16.	Exhibits

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation(1)

3.2	Amended and Restated Bylaws(2)

4.1	Form of Common Stock Certificate(3)

4.2*	Form of Preferred Stock Certificate

4.3*	Form of Warrant Agreement and Warrant Certificate

5	Opinion of Graham & Dunn PC regarding legality of securities

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5)

23.2	Consent of Deloitte & Touche LLP, the Company’s independent registered public accounting firm

24	Power of Attorney (included on signature page to the Registration Statement)

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
(2)	Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed February 2, 2010.
(3)	Incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 filed December 19, 2008.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington on April 12, 2010.

COLUMBIA BANKING SYSTEM, INC.

By:	/S/ MELANIE J. DRESSEL
Melanie J. Dressel, President and Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Melanie J. Dressel and Gary R. Schminkey, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments, including any and all amendments to this Registration Statement, all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on April 12, 2010.

Signature and Title

/S/ MELANIE J. DRESSEL
Melanie J. Dressel, President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ GARY R. SCHMINKEY
Gary R. Schminkey, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ CLINT E. STEIN
Clint E. Stein, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ WILLIAM T. WEYERHAEUSER
William T. Weyerhaeuser, Chairman of the Board and Director

/S/ JOHN P. FOLSOM
John P. Folsom, Director

/S/ FREDERICK M. GOLDBERG
Frederick M. Goldberg, Director

/S/ THOMAS M. HULBERT
Thomas M. Hulbert, Director

/S/ THOMAS L. MATSON
Thomas L. Matson, Director

/S/ DANIEL C. REGIS
Daniel C. Regis, Director

/S/ DONALD H. RODMAN
Donald H. Rodman, Director

/S/ JAMES M. WILL
James M. Will, Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation(1)

3.2	Amended and Restated Bylaws(2)

4.1	Form of Common Stock Certificate(3)

4.2*	Form of Preferred Stock Certificate

4.3*	Form of Warrant Agreement and Warrant Certificate

5	Opinion of Graham & Dunn PC regarding legality of securities

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5)

23.2	Consent of Deloitte & Touche LLP, the Company’s independent registered public accounting firm

24	Power of Attorney (included on signature page to the Registration Statement)

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed February 2, 2010.
(3)	Incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 filed December 19, 2008.